SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2016

XLI Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55118	30-0785773
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6795 Edmond St., 3rd Floor

Las Vegas, NV 89118

Tel: 424-653-0120

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment (the "Amendment") to XLI Technologies, Inc.'s  (the "Company's") Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on February 1, 2016 (the "Original Form 8-K") is to correct an error in the Original Form 8-K. The Original Form 8-K stated that 100,000 shares of the Company's Series A Preferred Stock (the "Preferred Shares") were issued to James Schramm, the Company's sole officer and director, on February 2, 2016. However, the Company never issued the Preferred Shares and, as of the date of this Amendment, at no time were the Preferred Shares issued or outstanding.

Except as described above, no other changes to the Original Form 8-K have been made. The Amendment continues to speak as of the date of the Original Form 8-K, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Form 8-K. The filing of this Amendment shall not be deemed to be an admission that the Original Form 8-K, when made, included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

Item 3.02 Unregistered Sales of Equity Securities.

The purpose of this Amendment is to correct an error in the Original Form 8-K which stated that 100,000 shares of the Company's Preferred Stock were issued to James Schramm, the Company's sole officer and director, on February 2, 2016. However, the Company never issued the Preferred Shares and, as of the date of this Amendment, at no time were the Preferred Shares issued or outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLI Technologies, Inc.

Date: June 21, 2016	By:	/s/ James Schramm
James Schramm
Chief Executive Officer